NEWS RELEASE

Mercer Gold Encouraged By Further Analysis of Guayabales Gold Property, Colombia

VANCOUVER, BRITISH COLUMBIA, April 18/ /PR Newswire/ -Mercer Gold Corporation (“Mercer” or the "Company") (OTCQB:MRGP, Frankfurt:AN4) a gold exploration company focused on Colombia, continues further analysis of recent drilling at its Guayabales Gold Project in the Department of Caldas in Colombia, near the town of Marmato.

The Company is carrying out a detailed review and analysis of the results that have been received from its initial 5,000-meter drill program, which investigated two of four identified areas of interest at the project, the Encanto Zone and the Porphyry Zone. Mr. Richard Jemielita, a well-regarded consulting geologist is participating in this review.

Management is very encouraged by the results of this further analysis, which President James Stonehouse says will form the foundation for the next large-scale drill program.

“We now have more detailed information on geology, which gives us more confidence in the interpretation of upcoming geophysics. With these two tools in hand, we expect to be able to move forward and start developing a resource.”, Stonehouse says.

Initial results have been reported from holes collared in the Encanto zone of mineralization, which is a structurally controlled zone from 6-30 meters in thickness that is interpreted to run in excess of 1 kilometer across the Guayabales property from SE to NW. The deeper portions of holes are drilled through the Encanto zone and continue to depth in order to investigate the potential for deeper Marmato style mineralization extending from the neighboring Echandia area of Marmato. Marmato is the site of a 10 million ounce plus gold discovery developed directly adjacent to Mercer Gold’s exploration target.

The Company also announces that after completing due diligence, it was mutually agreed between VCS Mining, Inc., (“VCS”) and Mercer Gold Corp. not to proceed with the acquisition of VCS’ mineral properties located in Haiti.

About Mercer Gold Corporation

Mercer Gold Corporation is a focused exploration company with one major asset: the Guayabales Gold Project located in the Marmato Gold District, in Caldas, Colombia. The Company’s priority mining target is bulk-tonnage, gold-silver deposits that are amenable to open pit mining as well as higher-grade gold-silver mineralization that can be drawn out with selective underground mining techniques. Historically Colombia has been one of the largest gold producers in the world and the Colombian mining industry remains one of the most dynamic and promising sectors of the Colombian economy.

James M. Stonehouse, CA P.Geo. #5518, is a Qualified Person for the purposes of NI 43-101. He has prepared, reviewed and verified the technical information contained in this news release based on data provided by VCS.

For further information see: www.mercergoldcorp.com
Symbol: OTCQB: MRGP; Frankfurt: AN4

Mercer Gold Contact:         Investor Relations
Tel.:                                       1-604-681-3130

Disclaimer for Forward-Looking Information:

Certain statements in this release are forward-looking statements, which reflect the expectations of management. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future. Such statements are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements. No assurance can be given that any of the events anticipated by the forward-looking statements will occur or, if they do occur, what benefits the Company will obtain from them. These forward-looking statements reflect management's current views and are based on certain expectations, estimates and assumptions, which may prove to be incorrect. A number of risks and uncertainties could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, including: (1) a downturn in general economic conditions in North America and internationally, (2) the inherent uncertainties and speculative nature associated with mineral exploration and production, (3) a decreased demand for minerals and fluctuations in the price of such minerals, (4) any number of events or causes which may delay or cease exploration and development of the Company's property interests, such as environmental liabilities, weather, mechanical failures, safety concerns and labor problems; (5) the risk that the Company does not execute its business plan, (6) political and foreign risks, (7) inability to retain key employees, (8) inability to finance operations and growth, and (9) other factors beyond the Company's control. These forward-looking statements are made as of the date of this news release and, except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons why actual results differed from those projected in the forward-looking statements. We seek safe harbor.